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                                                                    EXHIBIT 4.3



                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 01:30 PM  01/17/97
                                                          971017632 - 2707889


                             CERTIFICATE OF TRUST

                                      OF

                           INVESTORS CAPITAL TRUST I


                This Certificate of Trust of Investors Capital I (the "Trust"), dated as of January 17, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Trust Act (12 Del.C (S) 3801 et seq.).
    -----          -- ---

                1.  Name. The name of the business trust being formed hereby is
                    ----
Investors Capital Trust I.


                2.  Delaware Trustee. The name and business address of the
                    ----------------
trustee of the Trust, with a principal place of business in the State of Delaware, are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.


                3.  Effective Date. This Certificate of Trust shall be effective
                    --------------
as of its filing.

                IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



                                        THE BANK OF NEW YORK
                                        (DELAWARE), not in its individual
                                        capacity, but solely as a trustee
                                        of this Trust

                                        By:       /s/ Joseph G. Ernst
                                           ----------------------------------
                                           Name:  Joseph G. Ernst
                                           Title: Assistant Vice President


                                                  /s/ Kevin J. Shechan
                                        -------------------------------------
                                        Kevin J. Shechan, not in his
                                        individual capacity, but solely as
                                        a trustee of the Trust

                                                  /s/ Karen C. Keenan
                                        -------------------------------------
                                        Karen C. Keenan, not in her
                                        individual capacity, but solely as
                                        a trustee of the Trust

                                                  /s/ Earl J. Zimmerman Jr.
                                        -------------------------------------
                                        Earl J. Zimmerman Jr., not in his
                                        individual capacity, but solely as
                                        a trustee of the Trust